UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Materials Pursuant to § 240.14a-12

Bridgeway Acquisition Corp.
(Name of the Registrant as Specified in its Charter)

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Bridgeway Acquisition Corp.
No. 88, Taishan Street
Beigang Industrial Zone
Longgang District, Huludao
Liaoning Province, China

NOTICE OF CONSENT REQUESTED FROM SHAREHOLDERS WITHOUT A SPECIAL MEETING

To the Shareholders of Bridgeway Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board of Directors”) of Bridgeway Acquisition Corp., a Delaware corporation (the “Company”), is soliciting the written consent and approval from the holders of the Company's common stock to take corporate action approving and consenting to the following matter without the necessity of holding a special meeting of the shareholders:

● To amend the Certificate of Incorporation of the Company to change the Company’s name to “China Hefeng Rescue Equipment Inc.” (the “Name Change”).

Your attention is directed to the Consent Statement accompanying this Notice which more fully describes the foregoing proposal.  The Board of Directors has fixed the close of business on ____, 2012, as the record date (the “Record Date”) for the determination of the shareholders entitled to vote on the corporate action for which consent and approval are being solicited.

This Notice of Consent Requested From Shareholders Without A Special Meeting, together with the Consent Statement and the accompanying Consent Card, are to be first mailed or otherwise distributed to Company shareholders on or about __________, 2012.  The Board of Directors has fixed the close of business on ________, 2012, as the date by which written consents and approvals are to be received by shareholders of record of a majority of the issued and outstanding common to effect the action on the proposal for which consent is being sought.  Shares can be voted only if the holder completes, signs, and returns the Consent Card concerning the proposal for which consent and approval are being solicited by the Board of Directors.

The Board of Directors requests that you vote in connection with the corporate action upon which consent and approval are being solicited.  To insure your participation you are urged to mark, date, sign, and return the enclosed Consent Card as promptly as possible.  A failure to vote your shares will have the same effect as the withholding of consent for the proposed shareholder action.

YOU MAY REVOKE YOUR CONSENT CARD IN THE MANNER DESCRIBED IN THE ACCOMPANYING CONSENT STATEMENT AT ANY TIME BEFORE ACTION AUTHORIZED BY SIGNED CONSENT CARDS BECOMES EFFECTIVE.

By Order of the Board of Directors
By: /s/ Zhengyuan Yan
Zhengyuan Yan
Chief Executive Officer Date: _________, 2012

SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED CONSENT CARD SO THAT THEY ARE RECEIVED BY THE COMPANY PRIOR TO THE CLOSE OF BUSINESS ON __________, 2012.

Bridgeway Acquisition Corp.
No. 88, Taishan Street
Beigang Industrial Zone
Longgang District, Huludao
Liaoning Province, China

CONSENT STATEMENT

To the Shareholders of Bridgeway Acquisition Corp.:

This Consent Statement and the accompanying Consent Card are being furnished to the holders of common stock of Bridgeway Acquisition Corp., a Delaware corporation (the “Company” or “We”), by the Board of Directors of the Company (the “Board of Directors”), in connection with the solicitation of written consents from shareholders of the Company to take action by shareholder consent as specified herein without the necessity of holding a special meeting of the shareholders, as permitted by Delaware law.

The Board of Directors is asking the shareholders of common stock of the Company to consent in writing and approve the following matter:

● To amend the Certificate of Incorporation of the Company to change the Company’s name to “China Hefeng Rescue Equipment, Inc.” (the “Name Change”).

The Board of Directors approved, and recommended the shareholders of the Company approve, the Proposed Amendment pursuant to a written consent dated _____, 2012.  The Board of Directors has fixed the close of business on _____, 2012, as the record date (the “Record Date”) for the determination of the shareholders entitled to vote on the corporate action for which consent and approval are being solicited.

We Urge Each Stockholder to Carefully Read the Proposed Amendment Before Consenting to the Proposed Amendment, a copy of which is attached hereto as Appendix A.

If the Name Change Amendment approved by the Company’s shareholders, the Company will file such Proposed Amendment with the Delaware Secretary of State promptly after receipt of such approval. The Name Change Amendment will become effective upon filing of the Certificate of Amendment with the Delaware Secretary of State.

This Consent Statement, together with the Notice of Consent Requested From Shareholders Without A Special Meeting and the accompanying Consent Card are to be first mailed or otherwise distributed to Company shareholders on or about _________, 2012.

By Order of the Board of Directors
By: /s/ Zhengyuan Yan
Zhengyuan Yan
Chief Executive Officer Date: _________, 2012

GENERAL INFORMATION CONCERNING SOLICITATION

OF CONSENTS AND PROCEDURES

The Consent Procedure and Board Approval

The Name Change Amendment (the “Proposed Amendment”) requires approval of the Company's shareholders under Delaware corporate law. The elimination of the need for a special meeting of shareholders to approve the Proposed Amendment is authorized by Section 2.8 of the Company’s Bylaws and Section 228 of the Delaware General Corporation Law (“DGCL”), which provides that the written consent of shareholders holding at least a minimum of the necessary voting power may be substituted for such a special meeting.  Pursuant to DGCL Section 216 and the Bylaws of the Company, a majority of the voting power is required in order to approve amendment to the Company's Certificate of Incorporation to effectuate the Proposed Amendment.

 On ____, 2012, the Board of Directors unanimously adopted resolutions approving the Proposed Amendment and recommended the Company’s shareholders approve the Proposed Amendment. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the Proposed Amendment as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to proceed with the Proposed Amendment by obtaining the written consent of shareholders holding a majority of the voting power of the Company for approval of the Proposed Amendment.  The Company has no provision in its Certificate of Incorporation which affects or alters the procedure for obtaining consent from shareholders as set forth herein.  Also, the Company's Bylaws specifically authorize the taking of action upon a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In the case of this solicitation of consents, written unrevoked Consent Cards from holders of record of a majority of the issued and outstanding shares of common stock as of the Record Date must be delivered to the Company to effect the action as to which shareholder consent and approval are being sought hereunder.  The deadline for the delivery to the Company of written consents cards is the close of business on ___________, 2012.

The Record Date and Voting Rights

The Board of Directors has fixed the close of business on _____, 2012, as the record date (the “Record Date”) for the determination of shareholders entitled to approve the Proposed Amendment.  Only shareholders of the Company as of the Record Date are entitled to tender and submit to the Company written Consent Cards whereby they vote on the Proposed Amendment described herein.  As of the close of business on the Record Date, there were _____ shares of common stock outstanding.   Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders. The majority of the voting power of the Company, or ______ shares, is required to pass the Proposed Amendment.

Solicitation of Consents

Solicitation of consents by the Board of Directors will initially be made by mail, but may also be made in person or by email, telephone, telecopy, telegram, facsimile or other means of communication by directors, officers and regular employees of the Company for no additional or special compensation.  In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries may be requested by the Company to forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out of pocket expenses incurred in connection therewith.  The cost of solicitation of written Consent Cards to approve and consent to the corporate action described herein will be borne by the Company.

Effectiveness and Revocation of Consents

The Proposed Amendment proposed herein will be adopted when properly completed, unrevoked Consent Cards are signed by the holders of record of Company shareholders having the requisite voting power of the outstanding shares of common stock submitted to the Company; provided, however, that all Consent Cards will expire unless delivered and presented to the Company by the close of business on _________, 2012.  Because a consent to corporate action is effective only if expressed by holders of record of majority of the voting power of the outstanding shares of common stock, the failure to execute a Consent Card has the same effect as the withholding of consent for any proposal.

The Company plans to present the results of a successful solicitation with respect to the corporate action proposed herein as soon as possible.  Shareholders are requested to tender and submit their completed Consent Cards to the Company at the following address:

Bridgeway Acquisition Corp.
No. 88, Taishan Street
Beigang Industrial Zone
Longgang District, Huludao
Liaoning Province, China

Telephone: (86) 0429-3181998
Facsimile: (86) 0429-3181998

Abstentions and “broker non-votes” (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will have the same effect as the withholding of consent for any proposal.

If a Consent Card is properly signed and returned to the Company on or before the close of business on __________, 2012, unless properly revoked, the shares represented by that Consent Card will be voted in accordance with the instructions specified thereon.  If a Consent Card is properly signed and returned to the Company on or prior to _________, 2012, at the address above, without voting instructions, it will be voted IN FAVOR OF the Proposed Amendment.

An executed Consent Card may be revoked by a shareholder at any time before expiration by marking, dating, signing and delivering to the Company a written revocation before the time that the action authorized by the executed Consent Card becomes effective.  A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent Card previously given is no longer effective.  The delivery of a subsequently dated Consent Card which is properly marked, dated, signed and delivered to the Company will constitute a revocation of any earlier dated Consent Card.

We Urge Each Stockholder to Carefully Read the Proposed Amendment Before Consenting to the Proposed Amendment, a copy of which is attached hereto as Appendix A.

No Appraisal Rights

Under Delaware law, the Company's shareholders are not entitled to appraisal rights with respect to the Proposed Amendment.

PROPOSED AMENDMENT TO THE COMPANY’S CURRENT CERTIFICATE OF INCORPORATION.

The Board of Directors has unanimously approved, and is recommending to the shareholders of the Company for approval, the following amendment to the Current Certificate of Incorporation (the “Proposed Amendment”):

● To amend the Certificate of Incorporation of the Company to change the Company’s name to “China Hefeng Rescue Equipment, Inc.” (the “Name Change”).

The Board of Directors has approved, deemed advisable, and recommends that the shareholders of the Company approve the Proposed Amendment.

If the Proposed Amendment is approved by the Company’s shareholders, the Company will file such Proposed Amendment with the Delaware Secretary of State promptly after receipt of such approval. The Proposed Amendment will become effective upon filing of the Certificate of Amendment with the Delaware Secretary of State.

The majority of the voting power of the Company, which constitutes an affirmative vote of ____ shares, is required to pass the Proposed Amendment.

We Urge Each Stockholder to Carefully Read the Proposed Amendment Before Consenting to the Proposed Amendment, a copy of which is attached hereto as Appendix A.

PROPOSED AMENDMENT

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO CHANGE OUR NAME TO “CHINA HEFENG RESCUE EQUIPMENT INC.”

We Urge Each Stockholder to Carefully Read the Proposed Amendment Before Consenting to This Proposal, a copy of which is attached hereto as Appendix A.

Purpose and Effects of Proposed Amendment to the Current Certificate of Incorporation (“Current Certificate”)

The Board of Directors has adopted, subject to shareholder approval, an amendment to our Current Certificate to change the Company’s name from “Bridgeway Acquisition Corp.” to “China Hefeng Rescue Equipment, Inc.”

The amendment would revise the First Article of the Current Certificate to read in full as follows:

“The name of the corporation is China Hefeng Rescue Equipment, Inc. (the “Corporation”)."

The Board of Directors believes that approval of the corporate name change as an amendment to the Current Certificate is in the best interests of the Company and its shareholders.

On June 15, 2012, we entered into an exchange agreement with Dragons Soaring, the shareholders of Dragons Soaring, and the sole shareholder of the Company (the "Exchange Agreement"), pursuant to which all of the shareholders of Dragons Soaring transferred all of the issued and outstanding stock of Dragons Soaring to us, and in exchange we issued to such shareholders 31,920,000 newly issued shares of our common stock.

As a result of our acquisition of Dragons Soaring, we now own all of the issued and outstanding capital stock of Dragons Soaring, which in turn owns all of the issued and outstanding capital stock of Huashi International, which in turn owns all of the issued and outstanding capital stock of Huashida Consulting. In addition, we effectively and substantially control Huludao Rescue through a series of captive agreements with Huashida Consulting.

Dragons Soaring was established in the British Virgin Islands on December 2, 2011.  Huashi International was established in Hong Kong on August 10, 2010 to serve as an intermediate holding company. Huashida Consulting was established in the PRC on October 19, 2010. Huludao Rescue, our operating consolidated affiliate, was established in the PRC on May 11, 2010. On October 11, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Huashida Consulting by Huashi International, a Hong Kong entity.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Huludao Rescue.  Huludao Rescue specializes in mining equipment design, mine safety system research, sales agent of mining equipment and leasing agent of rescue capsules.

The Board of Directors believes the new name better communicates the Company’s changed business specialization.

In connection with this name change, we will also seek to obtain a stock symbol and CUSIP number for our Common Stock.  This amendment does not change the terms or rights of holders of our common stock.

The Board of Directors unanimously recommends that shareholders vote FOR Proposed Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 15, 2012, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 33,600,000 shares of Common Stock outstanding as of June 15, 2012.Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No. 88, Taishan Street, Beigang Industrial Zone, Longgang District, Huludao, Liaoning province, China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Officers and Directors
Baoyuan Zhu, Chairman of the Board	7,916,160	23.6%

Zhengyuan Yan, Chief Executive Officer, Director	0	0

Wenqi Yao, Chief Financial Officer	0	0

Jianjun Gao, Director	1,532,160	4.6

All directors and executive officers as a group (4 persons)	9,448,320	28.1

5% Shareholders
Bosch Equities, L.P.(1) 76 Lagoon Road, Belvedere, CA 94920	1,680,000	5.00

(1) Includes 1,680,000 shares of Common Stock owned of record by Bosch Equities, L.P.   The general partner of Bosch Equities, L.P. is KBB Financial, Inc., a California corporation, the sole shareholder of which is Keri Bosch. Bosch. As a result, Mrs. Bosch may be deemed to be the indirect beneficial owner of these securities since she has sole voting and investment control over the securities.   Mrs. Bosch served as the sole officer and director of the Company until her resignation of all offices of the Company on June 15, 2012.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the matters presented in this Consent Solicitation, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

CHANGE OF CONTROL

On June 15, 2012, we entered into an exchange agreement with Dragons Soaring, the shareholders of Dragons Soaring, and the sole shareholder of the Company (the "Exchange Agreement"), pursuant to which all of the shareholders of Dragons Soaring transferred all of the issued and outstanding stock of Dragons Soaring to us, and in exchange we issued to such shareholders 31,920,000 newly issued shares of our common stock, which represents 95% of our outstanding common stock.

As a result of our acquisition of Dragons Soaring, we now own all of the issued and outstanding capital stock of Dragons Soaring, which in turn owns all of the issued and outstanding capital stock of Huashi International, which in turn owns all of the issued and outstanding capital stock of Huashida Consulting. In addition, we effectively and substantially control Huludao Rescue through a series of captive agreements with Huashida Consulting.

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one director, Keri B. Bosch. Mrs. Bosch has submitted a letter of resignation and each of Baoyuan Zhu, Zhengyan Yan, and Jianjun Gao has been appointed to our Board of Directors. The appointment of Mr. Zhu, Mr. Yan and Mr. Gao and the resignation of Mrs. Bosch are effective on the date of the Exchange Agreement.   In addition, effective on the date of the Exchange Agreement Mrs. Bosch resigned each of her officer positions with the Company and we appointed Zhengyuan Yan as our Chief Executive Officer, and appointed Wenqi Yao as our Chief Financial Officer and Secretary.

APPENDIX A

AMENDMENT TO CERTIFICATE OF INCORPORATION

If the Proposed Amendment is approved, the Certificate of Incorporation is hereby amended as follows:

The First Article is hereby deleted in its entirety and replaced with the following:

The name of the corporation is China Hefeng Rescue Equipment, Inc. (the “Corporation”).

CONSENT CARD

CONSENT BY SHAREHOLDERS OF BRIDGEWAY ACQUISITION CORP.

TO ACTION WITHOUT A MEETING

THIS CONSENT CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of record of Bridgeway Acquisition Corp., a Delaware corporation (the “Company”), hereby consents to the following corporate action without a meeting pursuant to Section 228 of the Delaware General Corporate Law with respect to all shares of common stock of the Company held by the undersigned.

Please mark your vote as indicated: ☒

IF NO DIRECTION IS MADE THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED AND VOTED IN FAVOR OF THE NAME CHANGE AMENDMENT.

Resolved that the Certificate of Incorporation of the Company be amended to change our name to “China Hefeng Rescue Equipment, Inc.”

CONSENT ☐	WITHHOLD CONSENT ☐	ABSTAIN ☐

IMPORTANT - PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Total number of shares Held:	___________ Common Shares
(Will apply to all shares held by the shareholder if not specified)
Please print name of shareholder:
Date of execution:	2012
Signature of shareholder
Signature of shareholder, if held jointly